                                                                     Exhibit 3.5


                                STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate and literal copy of the Articles of Amendment to the Articles of Incorporation of Alabama Jitney Jungle Stores, Inc. changing the name to Interstate Jitney Jungle Stores, Inc. as received and filed in the office of the Secretary of State of Alabama on August 15, 1988, showing the date of amendment as August 8, 1988, the date said instrument was filed in the office of the Judge of Probate of Montgomery County.

                                    In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
[SEAL]

                                    09/05/97
                                    --------------------------------------------
                                    Date

                                    /s/ Jim Bennett
                                    --------------------------------------------
                                    Jim Bennett               Secretary of State

                                    [Illegible]

                                    [Illegible]

                      AMENDMENT TO ARTICLES OF INCORPORATION OF
                          ALABAMA JITNEY JUNGLE STORES, INC.

    WHEREAS, Jitney Jungle Stores, Inc. was incorporated on May 29, 1986 in Montgomery County, Alabama, and the Articles of Incorporation were filed in the office of the Judge of Probate of Montgomery, Alabama in Corporation Book 144, at page 560; and

    WHEREAS, the Articles of Incorporation were amended to change the corporate name to Alabama Jitney Jungle Stores, Inc. on June 18, 1986 and the Amendment was filed in the office of the Judge of Probate of Montgomery, Alabama in Corporation Book 144, at page [Illegible]; and

    WHEREAS, on July 5, 1988, the Board of Directors of said corporation in accordance with Section 10-24-111 of the Code of [Illegible] Unanimous Consent to Action, attached [Illegible] recommending to its Stockholders another amendment to the Articles of Incorporation , to change corporate name to Interstate Jitney Jungle Stores, Inc.; and

    WHEREAS, at the special meeting of Stockholders of said corporation was held on July 10, 1988, pursuant to the notice as [Illegible] 10-2A-11 and of which Stockholders [Illegible] of issued and outstanding stock were present, the Resolution attached hereto as "Exhibit B", was accordingly adopted.

    THEREFORE, BE IT RESOLVED, that the name of said corporation shall be changed to Interstate Jitney Jungle Stores, Inc.

    IN WITNESS WHEREOF, this instrument has been executed this [Illegible] day of July, 1988.

                        ALABAMA JITNEY JUNGLE STORES, INC.
                        (Now known as INTERSTATE JITNEY
                        JUNGLE STORES, INC.)

                        By: /s/ W. H. Holman, Jr.
                            ----------------------------------
                             W. H. Holman, Jr.
                        Its: President


                        By: /s/ Roger P. Friou
                            ----------------------------------
                             Roger P. Friou
                        Its: Secretary

         This is to verify that Exhibit "a" is a true and correct [Illegible] executed by all of the Directors of [Illegible] Alabama Jitney Jungle Stores, Inc., that Exhibit "B" is a true and correct copy of the Resolution unanimously adopted by the Shareholders of said Corporation and that said resolution is duly [Illegible] the Minute Book of said Corporation and is [ Illegible] effect.


                        By:/s/ Roger P. Friou
                           -------------------------
                           Roger P. Friou, Secretary

                             ALABAMA JITNEY JUNGLE STORES, INC.
                             (Now known as INTERSTATE JITNEY
                             JUNGLE STORES, INC.)

                                    EXHIBIT A

                 UNANIMOUS CONSENT TO ACTION BY THE DIRECTORS OF
                       ALABAMA JITNEY JUNGLE STORES, INC.

      The undersigned, constituting all the Directors of Alabama Jitney Jungle Stores, Inc. do hereby, pursuant to Article III, Section 9, of the Bylaws of Alabama Jitney Jungle Stores, Inc., adopt the following Resolution in the name of and on behalf of the Directors of this Corporation and without the necessity of a meeting:

      WHEREAS, this Board believes that it would be in the best interest of this Corporation and its Stockholders to change the name of this Corporation from Alabama Jitney Jungle Stores, Inc. to Interstate Jitney Jungle Stores, Inc.; and

      WHEREAS, the Articles of Incorporation of this Corporation must be amended to accomplish such name change;

      THEREFORE, BE IT RESOLVED, that this Board hereby recommends a vote by the Stockholders of this Corporation in favor of the following Resolution which will be presented at the annual stockholders meeting on July 20, 1988:

            "RESOLVED, that the Articles of Incorporation of this Company to be amended to change the name thereof to Interstate Jitney Jungle Stores, Inc.; that the proper officers of the Corporation are hereby authorized to make, subscribe, acknowledge and execute and file or cause to be filed, such certificate or certificates as may be required under the laws of Alabama; and that the Board of Directors do or cause to be done such other acts and things as in its discretion may be necessary or advisable in connection with said name change."

      BE IT FURTHER RESOLVED, that in the event of Stockholder approval of the Resolution set forth above and recommended by this Board of Directors, this Board approves said amendment to the Articles of Incorporation and authorizes all actions set forth in or authorized by the Resolution above.

      The undersigned, constituting all of the Directors of Alabama Jitney Jungle Stores, Inc., hereby execute this Unanimous

Consent To Action as of this 5th day of July, 1988.

/s/ W. H. Holman, Jr.         /s/ Mrs. Charline G. Holman
----------------------        ----------------------------------
W. H. Holman, Jr.             Mrs. Charline G. Holman

/s/ W. B. McCarty, Jr.        /s/ C.H. Holman, Jr.
----------------------        ----------------------------------
W. B. McCarty, Jr.            C.H. Holman, Jr.

/s/ Roger P. Friou            /s/ Anthony J. Reape
----------------------        ----------------------------------
Roger P. Friou                Anthony J. Reape

/s/ [Illegible]               /s/ Mrs. Carolyn H. Kroeze
----------------------        ----------------------------------
[Illegible]                   Mrs. Carolyn H. Kroeze

/s/ Mrs. Stephen M. Edwards
---------------------------
Mrs. Stephen M. Edwards

                                    [Illegible]

                                    [Illegible]

                                STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate and literal copy of the Articles of Amendment to the Articles of Incorporation of Jitney Jungle Stores, Inc. changing the name to Alabama Jitney Jungle Stores, Inc. as received and filed in the office of the Secretary of State of Alabama on June 25, 1986, showing the date of amendment as June 18, 1986, the date said instrument was filed in the office of the Judge of Probate of Montgomery County.

                                    In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
[SEAL]

                                    09/05/97
                                    --------------------------------------------
                                    Date

                                    /s/ Jim Bennett
                                    --------------------------------------------
                                    Jim Bennett               Secretary of State

                                                      (Stamp)
                                                     RECEIVED
                                                   June 25, 1996
                                                     SECRETARY
                                                     OF STATE



                           CERTIFICATION OF AMENDMENT
                                       OF
                           JITNEY JUNGLE STORES, INC.

STATE OF ALABAMA  )

MONTGOMERY COUNTY )


      I, the undersigned Walter Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Amendment of JITNEY JUNGLE STORES, INC.

has been this day filed for record in the Probate Court of Montgomery County, Alabama, and that the Certificate of Amendment is in compliance with the provisions of Title 10-2A-114 of the Code of Alabama.

      IN WITNESS WHERE, I, the said Walter Hobbie, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said probate on this 18th day of June, 1986.


                                          /s/ Walter Hobbie, Jr.
                                          -----------------------------
                                          JUDGE OF PROBATE
                                          MONTGOMERY COUNTY, ALABAMA

                                    AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           JITNEY JUNGLE STORES, INC.

      WHEREAS, on the 29th day of May, 1986, Jitney Jungle Stores, Inc. was incorporated in Montgomery County, Alabama, in accordance with the laws of the State of Alabama.

      WHEREAS, said corporation was filed in the Office of the Judge of Probate of Montgomery County, Alabama, in Corporation Book 144, at page 560.

      WHEREAS, upon the date of incorporation the original Directors were as follows:


1.     W. H. Holman, Jr.
       1306 Woodward Avenue
       Muscle Shoals, Alabama 35660


2.     W. B. McCarty, Jr.
       1306 Woodward Avenue
       Muscle Shoals, Alabama 35660


3.     Anthony J. Reape
       1306 Woodward Avenue
       Muscle Shoals, Alabama 35660


4.     Roger P. Friou
       1306 Woodward Avenue
       Muscle Shoals, Alabama 35660


    WHEREAS, a meeting of the Board of Directors was held on June 4, 1986, at which time the resolution to amend the Articles of Incorporation was presented and was un[illegible].

      NOW, it is hereby resolved, that the name of said corporation shall be changed to Alabama Jitney Jungle Stores, Inc., in compliance with Title 10-2A-110 of the Code of Alabama.

      WHEREAS, Charlotte D. Ingram has purchased 25,000 shares of Common Stock.

      THEREFORE, Charlotte D. Ingram is the sole shareholder of the said corporation.

      IN WITNESS WHEREOF, this instrument has been executed on the 5th day of June, 1986.



                                    JITNEY JUNGLE STORES, INC.

                                    (NOW KNOWN AS ALABAMA JITNEY
                                    JUNGLE STORES, INC.)

/s/ [Illegible]                     BY: /s/ Charlotte D. Ingram
----------------------                 ------------------------------
WITNESS                             ITS:


/s/ [Illegible]
----------------------
WITNESS

                                    [Illegible]

                                STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate and literal copy of the Articles of Incorporation of Jitney Jungle Stores, Inc. as received and filed in the office of the Secretary of State of Alabama on June 9, 1986, showing the date of incorporation as May 29, 1986, the date said instrument was filed in the office of the Judge of Probate of Montgomery County.

                                    In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
[SEAL]

                                    09/05/97
                                    --------------------------------------------
                                    Date

                                    /s/ Jim Bennett
                                    --------------------------------------------
                                    Jim Bennett               Secretary of State

                                   STATE OF ALABAMA

[ILLEGIBLE], SECRETARY OF STATE, OF THE STATE OF ALABAMA, HAVING CUSTODY OF THE GREAT AND PRINCIPAL SEAL OF SAID STATE, DO HEREBY CERTIFY THAT PURSUANT TO THE PROVISIONS OF [ILLEGIBLE], CODE OF ALABAMA 1975, THE CORPORATE NAME
                        JITNEY JUNGLE STORES, INC.
[Illegible] as available based only upon an examination of the corporate records
[illegible] in that office for the exclusive use of     JITNEY JUNGLE STORES,
INC.      for a period of one hundred twenty days from this date.  In the case of a domestic corporation, the name of the county in which the corporation was
or is proposed to be incorporated is    MONTGOMERY    .  I further certify that
as set out in the regulations for reservation of corporate name, the Secretary of State's office does not assume any responsibility for the availability of the corporate name [Illegible] nor for any duplication which might occur.


                             In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capital, in the City of Montgomery on this day

                             MAY 29, 1986  -  EXPIRES 9-27-86

                              /S/ [ILLEGIBLE]
                             ----------------------------------

                         CERTIFICATION OF INCORPORATION
                                       OF
                           JITNEY JUNGLE STORES, INC.


STATE OF ALABAMA  )

MONTGOMERY COUNTY )

      I, the undersigned Walter Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Certificate of Incorporation of

                           JITNEY JUNGLE STORES, INC.

has been this day filed for record in the Probate Court of Montgomery County, Alabama, and that the Certificate of Incorporation has been recorded in compliance of Title 10-2A-92 of the Code of Alabama, and that the incorporators of said corporation, their successors and assigns, constitute a body corporate under the name set forth in said Certificate, namely:

                           JITNEY JUNGLE STORES, INC.

      IN WITNESS WHERE, I, the said Walter Hobbie, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said probate on this 29th day of May, 1986.


                                          /s/ Walter Hobbie, Jr.
                                          ---------------------------
                                          JUDGE OF PROBATE
                                          MONTGOMERY COUNTY, ALABAMA

                            ARTICLES OF INCORPORATION
                                       OF
                           JITNEY JUNGLE STORES, INC.
                             AN ALABAMA CORPORATION

      The undersigned, in order to form a corporation under and pursuant to the laws of the State of Alabama, hereby adopt the following Articles of
Incorporation:

                                      NAME

      FIRST: The name of the corporation is:

                            JITNEY JUNGLE STORES INC.

                               PERIOD OF DURATION

      SECOND: The period for the duration of the corporation shall be perpetual.

                                    PURPOSES

      THIRD: (a) The purpose or purposes for which the corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Alabama Business Corporation Act including, but not limited to: the manufacture, sale and distribution of wood products; including but not limited to the manufacture, sale and distribution of skids, pallets, crates and other wood products;

      (b) In furtherance but not in limitation of the aforesaid purpose of this corporation and without limitation of the [Illegible] by statute or general rules of law, this corporation shall have the following powers in addition to others now or hereafter conferred by law;

    (1) To operate a Retail and/or whole Grocery operation for the sale and purchase of food and non food items.

    (2) To purchase, lease, or otherwise lawfully acquire and hold all materials, fixtures, machinery, office supplies, furniture and equipment, and other apparatus, of whatever nature, if the same shall be necessary or incident to the business, aforesaid;
    (3) To engage in the general warehousing and storage business both with respect to products, supplies, and materials made or used in said business and including also the warehousing or storage of any other lawful articles or commodities;
    (4) To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, hire and deal in real and personel property of every kind and nature, including stocks and securities of other corporations and to lend money and take securities for the payment of all sums due the corporation and to sell, assign, and/or release such securities;
    (5) To improve and operate, and to sell, convey, assign, mortgage or lease any real estate and any personal property;
    (6) To acquire the goodwill, rights and property, and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the [illegible] or any part of the property so purchased: to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers ncecessary or convenient is [illegible] about the conduct and management of such business;
    (7) To guarantee, purchase or otherwise acquire, hold, sell, assign transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations, and privileges of ownership, including the right to vote thereon, to the [ILLEGIBLE] a natural person might or could do;
    (8) To borrow money for any of the purposes of [ILLEGIBLE] hold with same rights ownership therein as may be permitted natural persons, the shares, bonds and obligations of the corporation;

      (10) To protect the business of the corporation or any part thereof by trademarks, tradenames, or distinguishing name or title, and to acquire or to take over the trademarks, tradenames, process formulae, patent rights, inventions, and apparatus useful and convenient in the conduct of the said business of the corporation;

      (11) To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Alabama, without restrictions as to place or amount;

      (12) To establish lines of credit with banking houses or elsewhere, for the purposes hereinbefore enumerated and set forth and to incur indebtedness, and to raise, borrow and secure the payment of money in any lawful manner, including the issue and sale or other disposition of, bonds, warrants, debentures, obligations, negotiable and transferable instruments, and evidences of indebtedness of any kind whether secured by mortgage, pledge, deed of trust, or otherwise, for the purpose of adding additional capital, or for any other purposes in or about its business or affairs without limit as to amount except or provided by statute, this to be done on such terms and conditions and by such officers as said banking house or houses may require;

      (13) The foregoing clauses may be construed as objects and powers and it is hereby expressly provided that the foregoing enumerations of specific powers shall not be held to limit or restrict in any manner the powers of the corporation. In addition to the objects aforesaid, the corporation shall have the power to conduct and carry on any business or activity not prohibited by law, nor required by law to be specifically stated in these Articles; and

      (14) To do any and all things herein set forth and in addition, such other acts and things as are necessary or convenient to attainment of the purpose of this corporation, or any of them, to the same extent as natural persons might or could do in any part of the world, insofar as such acts are permitted to be done by a corporation organized under the General Corporation Acts of the State of Alabama.

                       DISTRIBUTIONS FROM CAPITAL SURPLUS

      FOURTH: In the event that the need exists or arises the Board of Directors may allow distributions of cash or property to be paid out of capital surplus. Said distributions, if any, shall be made in accordance with ss. 10-2A-68, Code of Alabama (1975).

                                AUTHORIZED SHARES

      FIFTH: The aggregate number of shares of stock which the corporation shall have the authority to issue shall be One hundred thousand (100,000) shares of common stock of the par value of One and No/100 ($1.00) per share.

                   REGISTERED OFFICE/INITIAL REGISTERED AGENT

      SIXTH: The location and mailing address of the corporation's registered office, and the name of its initial registered agent at such address are:

      NAME OF INITIAL                     LOCATION AND MAILING
      REGISTERED AGENT                    ADDRESS OF REGISTERED OFFICE

      Randolph B. Moore, III              410 South Perry Street
                                          Montgomery, Alabama  36102

                           INITIAL BOARD OF DIRECTORS

      SEVENTH: The initial board of directors call consist of four (4) persons. The names and address of the persons who shall serve as directors until the first annual meeting of shareholders of the corporation or until the successor or successors to such directors or directors are elected and qualified:

NAME                                ADDRESS
----                                -------

W. G. HOLMAN, JR.                   1306 Woodward Avenue
                                    Muscle Shoals, Alabama  35660

W. B. McCarty, Jr.                  1306 Woodward Avenue
                                    Muscle Shoals, Alabama  35660

Anthony J. Reape                    1306 Woodward Avenue
                                    Muscle Shoals, Alabama  35660

Roger P. Friou                      1306 Woodward Avenue
                                    Muscle Shoals, Alabama  35660

                                  INCORPORATORS

      EIGHTH: The names and addresses of each incorporator is

NAME                                ADDRESS
----                                -------
Charlotte Ingram                    410 SOUTH PERRY STREET
                                    MONTGOMERY, ALABAMA  36102

      EXECUTED on this the 29 day of May, 1984.

                                    /s/ Charlotte Ingram
                                    ---------------------------
                                    CHARLOTTE INGRAM

                                    ---------------------------


                                    ---------------------------

                                 [Illegible]